Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS SECOND QUARTER NET INCOME OF $31.1 MILLION
Performance Marked by Strong Profitability and Returns

Rockland, Massachusetts (July 19, 2018) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2018 second quarter net income of $31.1 million, or $1.13 per diluted share, compared to net income of $27.6 million, or $1.00 per diluted share, reported in the prior quarter of 2018. Excluding merger and acquisition expenses incurred in the second quarter related to the pending MNB Bancorp ("MNB") merger announced on May 29, 2018, operating net income for the second quarter was $31.4 million, or $1.14 per diluted share. There were no items during the first quarter of 2018 that were considered to be noncore.

“Loans,  deposits, and interest and fee income all increased during the second quarter of 2018 due to our focus on disciplined growth,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Rockland Trust also announced the signing of a merger agreement with The Milford National Bank and Trust Company during the second quarter, a transaction which is anticipated to close later this year and will help expand our Worcester County presence. Our consistency and strong financial performance is a direct result of the tireless efforts of my talented colleagues to serve our customers and strengthen the communities in which we work and live.”

BALANCE SHEET

Total assets of $8.4 billion at June 30, 2018 increased by $290.6 million, or 3.6%, from the prior quarter and by $363.7 million, or 4.5%, as compared to the year ago period.

Total loan growth of 1.8% (7.4% annualized) was broad based, with commercial and industrial loans leading the way with an increase of $73.1 million, or 8.1%. Residential real estate (+2.4%), home equity (+1.7%) and business banking (+10.1%), also experienced strong growth during the quarter. The only category with a decline in balances was commercial construction due to many projects reaching completion during the quarter.

Deposit balances in the second quarter of 2018 rose by $262.0 million, or 3.9% (15.6% annualized), from the prior quarter to over $7.0 billion. The Company experienced healthy growth in all core deposit categories which combined represented 90.4% of total deposits at June 30, 2018. Also contributing to the increase in deposits was an unanticipated, single customer inflow of approximately $95.2 million in the second quarter. The total cost of deposits increased by three basis points in the second quarter to 0.27%.

The securities portfolio remained relatively constant, increasing by $6.6 million, or 0.7%, compared to the prior quarter due to purchases of $46.2 million, offset by paydowns on existing securities.

The Company's total borrowings of $300.8 million remained relatively consistent with the prior quarter, reflecting an increase in customer repurchase agreements, offset by the maturity of a small Federal Home Loan Bank borrowing.

Stockholders' equity at June 30, 2018 rose to $977.1 million, an increase of 2.2% from March 31, 2018, due primarily to strong earnings, partially offset by a decrease in other comprehensive income related primarily to unrealized losses on available for sale securities. In addition, stockholders' equity increased by 6.8% compared to the year ago period, notwithstanding approximately $10.1 million, after tax, in net other comprehensive losses over that time period. Book value per share increased $0.74, or 2.1%, during the second quarter compared to the prior quarter, and the Company's ratio of common equity to assets of 11.66% decreased by 16 basis points from the prior quarter and increased by 25 basis points from the same period a year ago. The Company's tangible book value per share rose by $0.76, or 2.9%, to $26.78 in the second quarter compared to the first quarter of 2018, and is now 9.4% higher than the year ago period. The Company's ratio of tangible common equity to tangible assets of 9.06% at June 30, 2018 is 6 basis points lower than the prior quarter and 42 basis points higher than the same period a year ago.

NET INTEREST INCOME

Net interest income for the second quarter increased 6.9% to $73.2 million compared to $68.5 million in the prior quarter, due primarily to strong earning asset growth and a higher net interest margin. The net interest margin for the second quarter was 3.89%, compared to 3.77% in the prior quarter, as the Company continues to benefit from its sustained asset sensitive position. The second quarter also included increased income associated with loan payoffs and prepayment penalties which increased the net interest margin by approximately 3 basis points.

NONINTEREST INCOME

Noninterest income of $21.9 million in the second quarter was $2.0 million, or 10.2%, higher than the prior quarter. Significant changes in noninterest income in the second quarter compared to the prior quarter included the following:

•	Interchange and ATM fees increased by $596,000, or 14.3%, driven mainly by seasonal debit card activity.

•
Investment management income rose by $680,000, or 11.1%, reflecting a higher level of assets under administration, along with seasonal tax preparation fees during the second quarter. Total assets under administration increased to $3.6 billion as of June 30, 2018.

•	Mortgage banking income grew by $168,000, or 19.3%, due primarily to an overall increase in new loan originations.

•	Loan level derivative income increased by $261,000, or 58.4%, as a result of increased customer demand in the quarter.

•	Other noninterest income increased by $146,000, or 5.1%, primarily due to a gain on sale of loans partially offset by reduced loan fees.

NONINTEREST EXPENSE

Noninterest expense of $52.7 million in the second quarter was $763,000, or 1.4%, lower than the prior quarter. Significant changes in noninterest expense in the second quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense decreased by $812,000, or 2.6%, due primarily to seasonal decreases in payroll taxes, medical insurance, and retirement plan expenses partially offset by increases in incentive compensation and commissions.

•	Occupancy and equipment expense was lower by $911,000, or 12.3%, mainly due to decreases in snow removal and utility costs.

•
Merger and acquisition costs of $434,000 for the second quarter primarily reflect legal and professional fees associated with the pending acquisition of MNB which is anticipated to close in the fourth quarter of 2018. There were no such costs during the first quarter of 2018.

•
Other noninterest expense increased by $655,000, or 5.1%, driven by increases in equity compensation for directors due to a change in the vesting requirements for the 2018 annual director equity grant, consultant fees and legal fees, offset by decreases in unrealized losses on equity securities and provision for unfunded commitments.

The Company generated a return on average assets and a return on average common equity of 1.52% and 12.85%, respectively, in the second quarter of 2018, as compared to 1.39% and 11.73%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and return on average equity of 1.53% and 12.98% during the second quarter of 2018, respectively. During the first quarter of 2018, there were no items that the Company considered to be noncore.

The Company’s effective tax rate increased to 22.9% for the second quarter as compared to 19.9% in the prior quarter. The current quarter results included the reduced effect of excess tax benefits associated with stock compensation transactions and other discrete items which totaled $170,000 as compared to $1.2 million of excess tax benefit in the prior quarter.
ASSET QUALITY

During the second quarter, the Company recorded total net charge-offs of $305,000, or 0.02% of average loans on an annualized basis, essentially consistent with net charge-offs of $281,000 in the prior quarter. The provision for loan losses increased to $2.0 million for the second quarter of 2018 compared to $500,000 in the first quarter of 2018 due mainly to the strong loan growth during the quarter. Nonperforming loans decreased by 1.3% to $47.1 million, or 0.73% of loans, at June 30, 2018 from $47.7 million, or 0.75% of loans, at March 31, 2018. Total nonperforming assets decreased slightly to $47.4 million at the end of the second quarter, as compared to $48.1 million at the end of the prior quarter. Nonperforming asset levels declined by 13.6% as compared to the year ago period. At June 30, 2018 delinquency as a percentage of loans was 0.89%, representing an increase of ten basis points from the prior quarter.

The allowance for loan losses was $62.6 million at June 30, 2018, as compared to $60.9 million at March 31, 2018. The Company’s allowance for loan losses as a percentage of loans was 0.97% and 0.96% at June 30, 2018 and March 31, 2018, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 20, 2018. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10120785 and will be available through August 3, 2018. Additionally, a webcast replay will be available until July 20, 2019.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $8.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2017 to The Boston Globe’s “Top Places to Work” list for the ninth consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•
failure to consummate or a delay in consummating the acquisition of MNB Bancorp, which is subject to certain standard conditions, including regulatory approvals and approval by MNB Bancorp shareholders;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in previous acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), tangible book value per share and the tangible common equity ratio, and return on average assets and return on average equity on an operating basis.

Operating net income and operating EPS exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, and other items, such as one-time adjustments as a result of changes in laws and regulations.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles) and with analysis of return on average assets and return on average common equity on an operating basis. The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on average common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share, the tangible common equity ratio, and return on average assets and return on average equity on an operating basis, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert D. Cozzone
Chief Financial Officer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	June 30 2018	March 31 2018	June 30 2017	Jun 2018 vs.	Jun 2018 vs.
				Mar 2018	Jun 2017
Assets
Cash and due from banks	$113,930	$102,623	$110,249	11.02%	3.34%
Interest-earning deposits with banks	209,176	62,925	126,073	232.42%	65.92%
Securities
Trading	1,598	1,601	1,293	(0.19)%	23.59%
Equities	20,133	20,075	—	0.29%	100.00%
Available for sale	442,929	445,750	415,943	(0.63)%	6.49%
Held to maturity	538,261	528,861	498,392	1.78%	8.00%
Total securities	1,002,921	996,287	915,628	0.67%	9.53%
Loans held for sale (at fair value)	9,614	3,937	9,381	144.20%	2.48%
Loans
Commercial and industrial	976,264	903,214	910,936	8.09%	7.17%
Commercial real estate	3,131,337	3,102,271	3,083,020	0.94%	1.57%
Commercial construction	364,225	400,934	340,757	(9.16)%	6.89%
Small business	147,137	133,666	131,663	10.08%	11.75%
Total commercial	4,618,963	4,540,085	4,466,376	1.74%	3.42%
Residential real estate	779,421	761,331	749,392	2.38%	4.01%
Home equity - first position	646,626	617,164	612,428	4.77%	5.58%
Home equity - subordinate positions	422,671	434,288	431,031	(2.67)%	(1.94)%
Total consumer real estate	1,848,718	1,812,783	1,792,851	1.98%	3.12%
Other consumer	11,590	9,188	10,469	26.14%	10.71%
Total loans	6,479,271	6,362,056	6,269,696	1.84%	3.34%
Less: allowance for loan losses	(62,557)	(60,862)	(59,479)	2.78%	5.17%
Net loans	6,416,714	6,301,194	6,210,217	1.83%	3.33%
Federal Home Loan Bank stock	13,107	13,027	14,421	0.61%	(9.11)%
Bank premises and equipment, net	95,838	95,214	92,664	0.66%	3.43%
Goodwill	231,806	231,806	231,806	—%	—%
Other intangible assets	7,918	8,462	11,199	(6.43)%	(29.30)%
Cash surrender value of life insurance policies	153,574	152,568	149,319	0.66%	2.85%
Other real estate owned and other foreclosed assets	245	358	3,029	(31.56)%	(91.91)%
Other assets	126,159	122,009	143,307	3.40%	(11.97)%
Total assets	$8,381,002	$8,090,410	$8,017,293	3.59%	4.54%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,262,871	$2,167,361	$2,118,506	4.41%	6.81%
Savings and interest checking accounts	2,739,228	2,606,257	2,676,389	5.10%	2.35%
Money market	1,351,623	1,323,138	1,292,311	2.15%	4.59%
Time certificates of deposit	659,768	654,755	608,174	0.77%	8.48%
Total deposits	7,013,490	6,751,511	6,695,380	3.88%	4.75%
Borrowings
Federal Home Loan Bank borrowings	50,775	53,257	53,279	(4.66)%	(4.70)%
Customer repurchase agreements	142,235	137,914	159,371	3.13%	(10.75)%
Junior subordinated debentures, net	73,077	73,075	73,069	—%	0.01%
Subordinated debentures, net	34,705	34,693	34,659	0.03%	0.13%
Total borrowings	300,792	298,939	320,378	0.62%	(6.11)%
Total deposits and borrowings	7,314,282	7,050,450	7,015,758	3.74%	4.26%
Other liabilities	89,655	83,901	86,951	6.86%	3.11%

Total liabilities	7,403,937	7,134,351	7,102,709	3.78%	4.24%
Stockholders' equity
Common stock	274	273	272	0.37%	0.74%
Additional paid in capital	481,979	479,715	476,684	0.47%	1.11%
Retained earnings	504,926	484,266	437,587	4.27%	15.39%
Accumulated other comprehensive income (loss), net of tax	(10,114)	(8,195)	41	23.42%	nm
Total stockholders' equity	977,065	956,059	914,584	2.20%	6.83%
Total liabilities and stockholders' equity	$8,381,002	$8,090,410	$8,017,293	3.59%	4.54%
(nm - the percentage is not meaningful)

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	June 30 2018	March 31 2018	June 30 2017	Jun 2018 vs.	Jun 2018 vs.
				Mar 2018	Jun 2017
Interest income
Interest on federal funds sold and short-term investments	$541	$311	$190	74.0%	184.74%
Interest and dividends on securities	6,514	6,235	5,635	4.47%	15.60%
Interest and fees on loans	72,082	67,184	62,287	7.29%	15.73%
Interest on loans held for sale	30	19	21	57.89%	42.86%
Total interest income	79,167	73,749	68,133	7.35%	16.19%
Interest expense
Interest on deposits	4,587	3,935	2,912	16.57%	57.52%
Interest on borrowings	1,412	1,343	1,466	5.14%	(3.68)%
Total interest expense	5,999	5,278	4,378	13.66%	37.03%
Net interest income	73,168	68,471	63,755	6.86%	14.76%
Provision for loan losses	2,000	500	1,050	300.00%	90.48%
Net interest income after provision for loan losses	71,168	67,971	62,705	4.70%	13.50%
Noninterest income
Deposit account fees	4,551	4,431	4,392	2.71%	3.62%
Interchange and ATM fees	4,769	4,173	4,434	14.28%	7.56%
Investment management	6,822	6,142	5,995	11.07%	13.79%
Mortgage banking income	1,038	870	1,314	19.31%	(21.00)%
Increase in cash surrender value of life insurance policies	998	947	1,017	5.39%	(1.87)%
Gain on sale of equity securities	2	—	3	nm	(33.33)%
Loan level derivative income	708	447	1,337	58.39%	(47.05)%
Other noninterest income	2,999	2,853	2,906	5.12%	3.20%
Total noninterest income	21,887	19,863	21,398	10.19%	2.29%
Noninterest expenses
Salaries and employee benefits	30,288	31,100	28,654	(2.61)%	5.70%
Occupancy and equipment expenses	6,497	7,408	6,059	(12.30)%	7.23%
Data processing and facilities management	1,264	1,286	1,188	(1.71)%	6.40%
FDIC assessment	691	798	778	(13.41)%	(11.18)%
Merger and acquisition expense	434	—	2,909	nm	(85.08)%
Loss on sale of equity securities	—	—	2	n/a	nm
Other noninterest expenses	13,514	12,859	13,219	5.09%	2.23%
Total noninterest expenses	52,688	53,451	52,809	(1.43)%	(0.23)%
Income before income taxes	40,367	34,383	31,294	17.40%	28.99%
Provision for income taxes	9,249	6,828	10,731	35.46%	(13.81)%
Net Income	$31,118	$27,555	$20,563	12.93%	51.33%
(nm - the percentage is not meaningful)

Weighted average common shares (basic)	27,526,653	27,486,573	27,257,799
Common share equivalents	54,525	67,381	74,497
Weighted average common shares (diluted)	27,581,178	27,553,954	27,332,296

Basic earnings per share	$1.13	$1.00	$0.75	13.00%	50.67%
Diluted earnings per share	$1.13	$1.00	$0.75	13.00%	50.67%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$31,118	$27,555	$20,563
Noninterest expense components
Add - merger and acquisition expenses	434	—	2,909
Noncore items, gross	434	—	2,909
Less - net tax benefit associated with noncore items (1)	(122)	—	(1,088)
Operating net income	$31,430	$27,555	$22,384	14.06%	40.41%

Diluted earnings per share, on an operating basis	$1.14	$1.00	$0.82	14.00%	39.02%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.89%	3.77%	3.60%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.52%	1.39%	1.06%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.53%	1.39%	1.15%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	12.85%	11.73%	9.15%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.98%	11.73%	9.96%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Six Months Ended
			% Change
	June 30 2018	June 30 2017	Jun 2018 vs.
			Jun 2017

Interest income
Interest on federal funds sold and short-term investments	$852	$397	114.61%
Interest and dividends on securities	12,749	11,028	15.61%
Interest and fees on loans	139,266	121,080	15.02%
Interest on loans held for sale	49	35	40.00%
Total interest income	152,916	132,540	15.37%
Interest expense
Interest on deposits	8,522	5,679	50.06%
Interest on borrowings	2,755	2,906	(5.20)%
Total interest expense	11,277	8,585	31.36%
Net interest income	141,639	123,955	14.27%
Provision for loan losses	2,500	1,650	51.52%
Net interest income after provision for loan losses	139,139	122,305	13.76%
Noninterest income
Deposit account fees	8,982	8,936	0.51%
Interchange and ATM fees	8,942	8,356	7.01%
Investment management	12,964	11,609	11.67%

Mortgage banking income	1,908	2,271	(15.98)%
Increase in cash surrender value of life insurance policies	1,945	1,981	(1.82)%
Gain on sale of equity securities	2	7	(71.43)%
Loan level derivative income	1,155	1,943	(40.56)%
Other noninterest income	5,852	5,207	12.39%
Total noninterest income	41,750	40,310	3.57%
Noninterest expenses
Salaries and employee benefits	61,388	56,978	7.74%
Occupancy and equipment expenses	13,905	12,217	13.82%
Data processing and facilities management	2,550	2,460	3.66%
FDIC assessment	1,489	1,561	(4.61)%
Merger and acquisition expense	434	3,393	(87.21)%
Loss on sale of equity securities	—	5	nm
Other noninterest expenses	26,373	24,968	5.63%
Total noninterest expenses	106,139	101,582	4.49%
Income before income taxes	74,750	61,033	22.47%
Provision for income taxes	16,077	19,745	(18.58)%
Net Income	$58,673	$41,288	42.11%
(nm - the percentage is not meaningful)

Weighted average common shares (basic)	27,506,724	27,144,350
Common share equivalents	61,480	78,757
Weighted average common shares (diluted)	27,568,204	27,223,107

Basic earnings per share	$2.13	$1.52	40.13%
Diluted earnings per share	$2.13	$1.52	40.13%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$58,673	$41,288
Noninterest expense components
Add - merger and acquisition expenses	434	3,393
Noncore items, gross	434	3,393
Less - net tax benefit associated with noncore items (1)	(122)	(1,241)
Operating net income	$58,985	$43,440	35.78%

Diluted earnings per share, on an operating basis	$2.14	$1.60	33.75%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.83%	3.56%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.46%	1.08%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.46%	1.13%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	12.30%	9.36%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.36%	9.85%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	June 30 2018	March 31 2018	June 30 2017
Nonperforming loans
Commercial & industrial loans	$30,095	$30,751	$33,630
Commercial real estate loans	3,110	2,997	4,679
Small business loans	384	412	453
Residential real estate loans	7,612	7,646	7,683
Home equity	5,861	5,858	5,240
Other consumer	50	49	98
Total nonperforming loans	47,112	47,713	51,783
Other real estate owned	245	358	3,029
Total nonperforming assets	$47,357	$48,071	$54,812

Nonperforming loans/gross loans	0.73%	0.75%	0.83%
Nonperforming assets/total assets	0.57%	0.59%	0.68%
Allowance for loan losses/nonperforming loans	132.78%	127.56%	114.86%
Allowance for loan losses/total loans	0.97%	0.96%	0.95%
Delinquent loans/total loans	0.89%	0.79%	0.82%

	Nonperforming Assets Reconciliation for the Three Months Ended
	June 30 2018	March 31 2018	June 30 2017

Nonperforming assets beginning balance	$48,071	$50,250	$58,456
New to nonperforming	3,642	2,001	3,619
Loans charged-off	(568)	(594)	(4,198)
Loans paid-off	(2,209)	(2,692)	(1,124)
Loans restored to performing status	(1,490)	(690)	(1,642)
Valuation write down	—	—	(95)
Sale of other real estate owned	—	(254)	(279)
Other	(89)	50	75
Nonperforming assets ending balance	$47,357	$48,071	$54,812

	Net Charge-Offs (Recoveries)
	Three Months Ended			Six Months Ended
	June 30 2018	March 31 2018	June 30 2017	June 30 2018	June 30 2017
Net charge-offs (recoveries)
Commercial and industrial loans	$(55)	$121	$3,578	$66	$3,391
Commercial real estate loans	(18)	(20)	(26)	(38)	(57)
Small business loans	92	15	11	107	15
Residential real estate loans	108	37	114	145	125
Home equity	72	45	96	117	34
Other consumer	106	83	116	189	229
Total net charge-offs	$305	$281	$3,889	$586	$3,737

Net charge-offs to average loans (annualized)	0.02%	0.02%	0.25%	0.02%	0.12%

	Troubled Debt Restructurings At
	June 30 2018	March 31 2018	June 30 2017
Troubled debt restructurings on accrual status	$25,528	$25,617	$26,908
Troubled debt restructurings on nonaccrual status	4,095	5,637	5,728
Total troubled debt restructurings	$29,623	$31,254	$32,636

BALANCE SHEET AND CAPITAL RATIOS
	June 30 2018	March 31 2018	June 30 2017
Gross loans/total deposits	92.38%	94.23%	93.64%
Common equity tier 1 capital ratio (1)	11.61%	11.47%	10.95%
Tier one leverage capital ratio (1)	10.39%	10.32%	10.07%
Common equity to assets ratio GAAP	11.66%	11.82%	11.41%
Tangible common equity to tangible assets ratio (2)	9.06%	9.12%	8.64%
Book value per share GAAP	$35.49	$34.75	$33.34
Tangible book value per share (2)	$26.78	$26.02	$24.48
(1) Estimated number for June 30, 2018.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$122,116	$541	1.78%	$81,934	$311	1.54%	$72,676	$190	1.05%
Securities
Securities - trading	1,599	—	—%	1,433	—	—%	1,292	—	—%
Securities - taxable investments	993,222	6,498	2.62%	967,221	6,219	2.61%	900,086	5,609	2.50%
Securities - nontaxable investments (1)	2,204	20	3.64%	2,262	20	3.59%	3,787	40	4.24%
Total securities	$997,025	$6,518	2.62%	$970,916	$6,239	2.61%	$905,165	$5,649	2.50%
Loans held for sale	4,719	30	2.55%	2,753	19	2.80%	3,733	21	2.26%
Loans
Commercial and industrial	943,110	11,116	4.73%	879,336	9,615	4.43%	895,173	9,098	4.08%
Commercial real estate (1)	3,092,771	35,175	4.56%	3,107,437	33,289	4.34%	3,028,745	30,968	4.10%
Commercial construction	416,830	5,256	5.06%	397,720	4,671	4.76%	362,603	4,105	4.54%
Small business	138,758	2,008	5.80%	132,125	1,862	5.72%	129,100	1,776	5.52%
Total commercial	4,591,469	53,555	4.68%	4,516,618	49,437	4.44%	4,415,621	45,947	4.17%
Residential real estate	769,441	7,661	3.99%	755,996	7,501	4.02%	704,726	7,024	4.00%
Home equity	1,061,082	10,830	4.09%	1,051,022	10,205	3.94%	1,028,109	9,444	3.68%
Total consumer real estate	1,830,523	18,491	4.05%	1,807,018	17,706	3.97%	1,732,835	16,468	3.81%
Other consumer	10,295	211	8.22%	10,659	214	8.14%	10,541	240	9.13%
Total loans	$6,432,287	$72,257	4.51%	$6,334,295	$67,357	4.31%	$6,158,997	$62,655	4.08%
Total interest-earning assets	7,556,147	$79,346	4.21%	$7,389,898	$73,926	4.06%	$7,140,571	$68,515	3.85%
Cash and due from banks	100,952			97,605			97,129
Federal Home Loan Bank stock	13,399			13,016			13,700
Other assets	545,994			545,516			551,388
Total assets	$8,216,492			$8,046,035			$7,802,788
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,664,148	$1,293	0.19%	$2,563,186	$1,093	0.17%	$2,568,020	$849	0.13%
Money market	1,360,216	1,667	0.49%	1,338,265	1,364	0.41%	1,287,991	935	0.29%
Time deposits	653,373	1,627	1.00%	646,529	1,478	0.93%	609,787	1,128	0.74%
Total interest-bearing deposits	$4,677,737	$4,587	0.39%	$4,547,980	$3,935	0.35%	$4,465,798	$2,912	0.26%
Borrowings
Federal Home Loan Bank borrowings	62,600	295	1.89%	73,040	260	1.44%	63,275	418	2.65%
Customer repurchase agreements	143,259	64	0.18%	155,768	66	0.17%	155,692	55	0.14%
Junior subordinated debentures	73,076	625	3.43%	73,074	590	3.27%	73,068	565	3.10%
Subordinated debentures	34,699	428	4.95%	34,687	427	4.99%	34,652	428	4.95%
Total borrowings	$313,634	$1,412	1.81%	$336,569	$1,343	1.62%	$326,687	$1,466	1.80%
Total interest-bearing liabilities	$4,991,371	$5,999	0.48%	$4,884,549	$5,278	0.44%	$4,792,485	$4,378	0.37%
Demand deposits	2,174,571			2,129,517			2,026,770
Other liabilities	79,266			79,125			81,725
Total liabilities	$7,245,208			$7,093,191			$6,900,980
Stockholders' equity	971,284			952,844			901,808

Total liabilities and stockholders' equity	$8,216,492			$8,046,035			$7,802,788

Net interest income		$73,347			$68,648			$64,137

Interest rate spread (2)			3.73%			3.62%			3.48%

Net interest margin (3)			3.89%			3.77%			3.60%

Supplemental Information
Total deposits, including demand deposits	$6,852,308	$4,587		$6,677,497	$3,935		$6,492,568	$2,912
Cost of total deposits			0.27%			0.24%			0.18%
Total funding liabilities, including demand deposits	$7,165,942	$5,999		$7,014,066	$5,278		$6,819,255	$4,378
Cost of total funding liabilities			0.34%			0.31%			0.26%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $179,000, $177,000, and $382,000 for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2018			June 30, 2017
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$102,136	$852	1.68%	$88,752	$397	0.90%
Securities
Securities - trading	1,517	—	—%	1,146	—	—%
Securities - taxable investments	980,293	12,717	2.62%	887,820	10,976	2.49%
Securities - nontaxable investments (1)	2,233	40	3.61%	3,790	80	4.26%
Total securities	$984,043	$12,757	2.61%	$892,756	$11,056	2.50%
Loans held for sale	3,741	49	2.64%	3,232	35	2.18%
Loans
Commercial and industrial	911,399	20,731	4.59%	888,009	17,740	4.03%
Commercial real estate (1)	3,100,063	68,464	4.45%	3,029,043	61,182	4.07%
Commercial construction	407,328	9,927	4.91%	347,031	7,682	4.46%
Small business	135,460	3,870	5.76%	126,750	3,456	5.50%
Total commercial	4,554,250	102,992	4.56%	4,390,833	90,060	4.14%
Residential real estate	762,755	15,162	4.01%	674,368	13,123	3.92%
Home equity	1,056,080	21,035	4.02%	1,012,610	18,152	3.61%
Total consumer real estate	1,818,835	36,197	4.01%	1,686,978	31,275	3.74%
Other consumer	10,476	425	8.18%	10,934	481	8.87%
Total loans	$6,383,561	$139,614	4.41%	$6,088,745	$121,816	4.03%
Total interest-earning assets	$7,473,481	$153,272	4.14%	$7,073,485	$133,304	3.80%
Cash and due from banks	99,288			96,048
Federal Home Loan Bank stock	13,209			13,406
Other assets	545,756			545,929
Total assets	$8,131,734			$7,728,868
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,613,945	$2,386	0.18%	$2,523,941	$1,612	0.13%
Money market	1,349,301	3,031	0.45%	1,273,310	1,792	0.28%
Time deposits	649,970	3,105	0.96%	622,298	2,275	0.74%
Total interest-bearing deposits	$4,613,216	$8,522	0.37%	$4,419,549	$5,679	0.26%
Borrowings
Federal Home Loan Bank borrowings	67,792	555	1.65%	64,905	821	2.55%
Customer repurchase agreements	149,479	130	0.18%	156,494	111	0.14%
Junior subordinated debentures	73,075	1,215	3.35%	73,077	1,119	3.09%
Subordinated debentures	34,693	855	4.97%	34,647	855	4.98%
Total borrowings	$325,039	$2,755	1.71%	$329,123	$2,906	1.78%
Total interest-bearing liabilities	$4,938,255	$11,277	0.46%	$4,748,672	$8,585	0.36%
Demand deposits	2,152,168			2,007,282
Other liabilities	79,196			83,697
Total liabilities	$7,169,619			$6,839,651
Stockholders' equity	962,115			889,217

Total liabilities and stockholders' equity	$8,131,734			$7,728,868

Net interest income		$141,995			$124,719

Interest rate spread (2)			3.68%			3.44%

Net interest margin (3)			3.83%			3.56%

Supplemental Information
Total deposits, including demand deposits	$6,765,384	$8,522		$6,426,831	$5,679
Cost of total deposits			0.25%			0.18%
Total funding liabilities, including demand deposits	$7,090,423	$11,277		$6,755,954	$8,585
Cost of total funding liabilities			0.32%			0.26%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $356,000 and $764,000 for the six months ended June 30, 2018 and 2017, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	June 30 2018	March 31 2018	June 30 2017
Tangible common equity
Stockholders' equity (GAAP)	$977,065	$956,059	$914,584	(a)
Less: Goodwill and other intangibles	239,724	240,268	243,005
Tangible common equity	$737,341	$715,791	$671,579	(b)
Tangible assets
Assets (GAAP)	$8,381,002	$8,090,410	$8,017,293	(c)
Less: Goodwill and other intangibles	239,724	240,268	243,005
Tangible assets	$8,141,278	$7,850,142	$7,774,288	(d)

Common Shares	27,532,524	27,512,328	27,431,171	(e)

Common equity to assets ratio (GAAP)	11.66%	11.82%	11.41%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	9.06%	9.12%	8.64%	(b/d)
Book value per share (GAAP)	$35.49	$34.75	$33.34	(a/e)
Tangible book value per share (Non-GAAP)	$26.78	$26.02	$24.48	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30 2018	March 31 2018	June 30 2017	June 30, 2018	June 30, 2017
Net interest income (GAAP)	$73,168	$68,471	$63,755	$141,639	$123,955	(a)

Noninterest income (GAAP)	$21,887	$19,863	$21,398	$41,750	$40,310	(b)
Noninterest income on an operating basis (Non-GAAP)	$21,887	$19,863	$21,398	$41,750	$40,310	(c)

Noninterest expense (GAAP)	$52,688	$53,451	$52,809	$106,139	$101,582	(d)
Less:
Merger and acquisition expense	434	—	2,909	434	3,393
Noninterest expense on an operating basis (Non-GAAP)	$52,254	$53,451	$49,900	$105,705	$98,189	(e)

Total revenue (GAAP)	$95,055	$88,334	$85,153	$183,389	$164,265	(a+b)
Total operating revenue (Non-GAAP)	$95,055	$88,334	$85,153	$183,389	$164,265	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	23.03%	22.49%	25.13%	22.77%	24.54%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	23.03%	22.49%	25.13%	22.77%	24.54%	(c/(a+c))
Efficiency ratio (GAAP based)	55.43%	60.51%	62.02%	57.88%	61.84%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	54.97%	60.51%	58.60%	57.64%	59.77%	(e/(a+c))